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                                                                     EXHIBIT 4.1

                              DEBENTURE AGREEMENT
                              -------------------

                               EarthCare Company
                         14901 Quorum Drive, Suite 200
                              Dallas, Texas 75240

                    10% Convertible Subordinated Debentures
                             Due October 31, 2006


                                                            October 19, 1999


To each of the Purchasers
of the above Debentures listed in
the Schedule of Purchasers
attached hereto as Schedule 1:

Gentlemen:

     EarthCare Company, a Delaware corporation (the "Company"), hereby agrees with you (each herein called a "Purchaser" and together, the "Purchasers") as follows:

     1. AUTHORIZATION OF DEBENTURES AND COMMON STOCK: The Company will authorize the issue and sale of (i) up to $15,000,000 in aggregate principal amount of its 10% Convertible Subordinated Debentures due October 31, 2006 (the "Debentures"), and (ii) 1,304,348 shares of its Common Stock, $0.0001 par value per share (the "Common Stock"), issuable upon conversion of the Debentures, such number of shares and the conversion price being subject to adjustment as provided in the Debentures. Each Debenture issued hereunder will be dated the date purchased by you hereunder, will mature on October 31, 2006, will bear interest on its unpaid principal balance from the date of issuance at the rate of 10% per annum, payable quarterly on December 31, March 31, June 30, and September 30 each year, commencing on December 31, 1999 and continuing to October 31, 2006, and thereafter shall bear interest on its unpaid principal balance at the rate of 18% per annum, payable quarterly on December 31, March 31, June 30, and September 30 each year, and upon any conversion or redemption of a Debenture (or, if less than all of the principal amount of a Debenture is converted, the portion of accrued and unpaid interest corresponding to the portion of principal of such Debenture converted) and will have the other terms and provisions provided herein and in the form of Debenture attached hereto as Exhibit A, with such changes therefrom, if any, as may be approved by you and
---------
the Company. The term "Debenture" or "Debentures" as used herein shall include each Debenture delivered pursuant to any provision of this
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Agreement and each Debenture delivered in substitution or exchange for any such
Debenture pursuant to any such provision. Certain capitalized terms used in this Agreement are defined in Section 14.

     2. PURCHASE AND SALE OF DEBENTURES. The Company will issue and sell to you and, subject to the terms and conditions of this Agreement, you will purchase from the Company, at the Closings provided for in Section 3, the principal amount of Debentures specified opposite your name in the Schedule of Purchasers at the purchase price of 100% of the principal amount or value thereof.

     3. CLOSING. The initial sale of at least $5,000,000 in principal amount of the Debentures to be purchased by you will take place at the offices of the Sanders Morris Mundy Inc. (the "Placement Agent"), 3100 Chase Tower, Houston, Texas 77002, at 10:00 a.m., Houston Time, at a closing to occur not later than October 15, 1999, or such other Business Day thereafter as may be agreed upon by the Purchasers and the Company. The sale and purchase of an additional aggregate of up to $10,000,000 in principal amount of the Debentures to be purchased by you will take place at the offices of SMM at 10:00 a.m., Houston Time, at a closing to occur not later than October 29, 1999, or such other Business Day as may be agreed upon by the Purchasers and the Company. Each such closing is referred to herein as a "Closing," the Date of each such Closing is referred to herein as a "Closing Date," the date of the initial Closing is referred to herein as the "First Closing Date," and the date of the final Closing is referred to herein as the "Final Closing Date."

     At each Closing, the Company will deliver to you the Debentures to be purchased by you in the form of one Debenture (or such greater number of Debentures as you may request in denominations of not less than $1,000.00 per note and integral multiples thereof and a minimum principal amount of $25,000 unless otherwise agreed to by the Company), each dated the date of the Closing and registered in your name (or in the name of your nominee as indicated on the Schedule of Purchasers or otherwise made known in writing by you to the Company prior to the Closing), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor.

     4.  REPRESENTATIONS AND WARRANTIES.   The Company represents and warrants
to you that:

     4.1. Organization, Qualification, Standing, Capital Stock, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power to own its properties and to carry on its businesses as the same are now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it or the nature of its businesses makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. The authorized capital stock of the Company consists of 70,000,000 shares of Common Stock, $0.0001 par value per share, of which 11,122,784 shares were issued

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and outstanding at the First Closing Date and 30,000,000 shares of Preferred
Stock, $.0001 par value per share, of which zero shares of Preferred Stock were issued and outstanding at the First Closing Date. All of such outstanding shares have been validly issued and are fully paid and nonassessable. The Company has reserved (i) 1,304,348 shares of Common Stock for issuance pursuant to the Debentures, (ii) 3,030,565 shares of Common Stock for issuance pursuant to options and warrants outstanding at the First Closing Date, (iii) 120,000 shares of Common Stock for issuance pursuant to acquisition agreements, and (iv) 5,000,000 shares of Common Stock for issuance in acquisitions pursuant to the Company registration statement on Form S-1. Except as stated in this Section 4.1, the Company has not reserved any additional shares for issuance (except as expressly required by this Agreement) and has not issued any shares of its Common Stock. Except for those described in the second preceding sentence and for an agreement to issue to the Placement Agent a warrant to purchase the number of shares of Common Stock equal to ten percent of the aggregate principal amount of Debentures issued pursuant to this Agreement divided by the initial Conversion Price in partial consideration for its services to the Company in connection with the placement of the Debentures, there are not outstanding, nor is the Company subject to any agreement, arrangement, or understanding under which there may become outstanding, any option, warrant, or other right to purchase or subscribe to, or security convertible into or exchangeable for, any shares of capital stock of any class of the Company. The Company's Subsidiaries are identified in Item 1 of the Form 10-K and such Item correctly states the jurisdiction of organization and the extent of the Company's ownership of outstanding voting securities of each such Subsidiary. All such voting securities are owned by the Company free and clear of any liens, claims or encumbrances of any nature.

     4.2. Financial Statements, Subsequent Changes, etc. The Form 10-K, one or more copies of which have been furnished to you, contains consolidated balance sheets of the Company and its consolidated Subsidiary, and the consolidated statements of income, stockholders' equity, and cash flows of the Company and its consolidated Subsidiaries for each of the three years ended December 31, 1998, including notes thereto, and the opinion of PriceWaterhouseCoopers LLP, independent certified public accountants with respect to such financial statements. The Form 10-Q, one or more copies of which have been furnished to you, contains the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries at, and the unaudited consolidated statements of income, stockholders' equity, and cash flows of the Company and its consolidated Subsidiaries for the period ended, June 30, 1999. All of the foregoing financial statements are complete and correct in all material respects and fairly present in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries at the respective dates of said balance sheets and the consolidated results of operations of the Company and its consolidated Subsidiaries for the respective periods covered thereby. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). There were no material liabilities, direct or indirect, fixed or contingent, of the Company and its consolidated Subsidiaries as of the respective dates of such balance sheets that are not reflected therein or in the notes thereto. Except as disclosed in the Memorandum, there has been no material change in the consolidated condition, financial or otherwise, or operations of the Company and its consolidated

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Subsidiaries since June 30, 1999, nor has the Company or any Subsidiaries,
except for the execution, delivery, and performance of this Agreement, incurred any Indebtedness for borrowed money, incurred any material liability, contingent or otherwise, except in the ordinary course of business (including acquisitions of business and assets), or entered into any material commitment or other transaction not in the ordinary course of business since such date.

     4.3. Other Information as to the Company. Each of the documents filed by the Company with the SEC complied when filed in all material respects with all of the requirements of the Securities Act and the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state any material fact required to be contained therein or necessary or necessary in order to make the statements therein not misleading.

     4.4. Litigation. Except as disclosed in the Memorandum, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or any arbitrator now pending or, to the Company's knowledge, threatened, against, or affecting the Company, its Subsidiaries or any of their respective properties or rights, which, if adversely determined, would be reasonable likely to, either in any case or in the aggregate result in a Material Adverse Change, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the Company's consolidated balance sheet.

     4.5. Franchises, Licenses, Trademarks, etc. Except as disclosed in the Memorandum, the Company and the Subsidiaries have all franchises, permits, licenses and other authority as are necessary to enable it to conduct its business as now conducted and as proposed to be conducted, and to the best of the Company's knowledge, neither the Company nor any Subsidiary is in default under any such franchises, permits, licenses or other authority. Except as disclosed in the Memorandum, the Company and each Subsidiaries own (or have made appropriate application for) or are duly licensed to use trademarks, trademark rights, trade names, trade name rights, and copyrights required to conduct its business as the same is now being operated, to the Company's knowledge, and none of the foregoing conflict with or infringe trademarks, copyrights, or trade names of others.

     4.6. Due Authorization and Compliance with Other Instruments. This Agreement and the Debentures have been duly and validly authorized by all requisite corporate proceeding and this Agreement constitutes, and the Debentures when executed and delivered will be, valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of equitable remedies are subject to the discretion of courts before which any proceeding therefor may be brought and the Debentures will be entitled to the benefits of this Agreement and are not subject to any preemptive or similar rights on the part of any holder or holders of shares of capital stock of the Company. The shares of Common Stock to be issued to you upon conversion of the Debentures have been authorized and reserved for issuance, are not subject to any preemptive or similar rights on the part of any holder or holders

                                       4
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of shares of capital stock of the Company and, if issued upon such conversion, will be validly issued, fully paid and nonassessable.

     4.7. Burdensome and Conflicting Agreements and Violations of Charter Provisions. Neither the Company nor any Subsidiary is bound by any agreement or instrument or subject to any

                                       5
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charter or other corporate restriction which materially and adversely affects its business, properties, operations, prospects or condition, financial or otherwise. The Company is not in violation of its charter or by-laws or of any agreement or instrument by which it is bound, or of any statute, law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority applicable to it, in a manner that could result in the imposition of substantial penalties or result in a Material Adverse Change. Neither the authorization, execution and delivery of this Agreement or the Debentures, the issuance and delivery of shares of Common Stock upon conversion of any of the Debentures, the consummation of the transactions herein and therein contemplated, nor the fulfillment of or compliance with the terms hereof and thereof, will conflict with or result in a breach of any of the terms of the charter or by-laws, or of any material statute, law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of any instrument, which is applicable to the Company or its Subsidiaries or by which the Company or any Subsidiary is bound, or result in the imposition of any lien upon any of the properties or assets of the Company or its Subsidiaries.

     4.8. Consents and Approvals. The Company has obtained or made provisions to obtain all material (a) governmental consents, approvals and authorizations, and registrations and filings with governmental authorities, and (b) consents, approvals, waivers and notifications of stockholders, creditors, lessors and other non-governmental persons, in each case, in connection with the execution and delivery of this Agreement and the Debentures, and except for any registrations and filings necessary in connection with the registration of the Common Stock issuable upon conversion of the Debentures, the consummation of the transactions herein and therein contemplated.

     4.9. Tax Returns and Payments. The Company and its Subsidiaries have filed all required information and tax returns and reports and have paid, or adequately provided for the payment of, all taxes, assessments and other governmental charges that are material in amount respectively imposed upon them or upon any of their respective assets, income or franchises, other than any such charges which are currently payable without penalty or interest. The charges, accruals and reserves on the books of the Company and the Subsidiaries with respect to taxes for all fiscal periods are adequate, in the opinion of the Company, and neither the Company nor any Subsidiary knows of any actual or proposed tax assessment that is material in amount for any fiscal period or of any basis therefor against which adequate reserves have not been set up. The Company has not been advised that any federal income tax or information return of the Company or any Subsidiary has been, or will be, examined or audited by the Internal Revenue Service.

     4.10. Offering of the Securities. Neither the Company nor anyone authorized to act on its behalf (other than the Placement Agent) has or will directly or indirectly sell or offer the Securities or any part thereof or any similar securities to, or solicit any offer to buy any thereof from, any Person so as to bring the issue and sale of any thereof within the provisions of
Section 5 of the Securities Act. In connection with the offering of the Securities, the Company has agreed to pay the Placement Agent a fee equal to 7% of the gross proceeds (3% in the case of any Securities purchased by Donald F. Moorehead, Jr. or Raymond M. Cash or their affiliates) to the

                                       6
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Company from the sale of the Securities and to issue to the Placement Agent a warrant to purchase the number of shares of Common Stock equal to ten percent of the aggregate principal amount of the Debentures issued pursuant to this Agreement divided by the initial Conversion Price at a purchase price per share equal to the Conversion Price.

     4.11. Outstanding Registration Rights. Except as described in the Memorandum, neither the Company nor any Subsidiary is a party to any contract or agreement pursuant to which any other party or parties thereto have the right to require the Company or any such Subsidiary (on a best efforts basis or otherwise) (a) to register securities of the Company or any such Subsidiary under the Securities Act for sale by or on behalf of such party or parties or
(b) to notify such party or parties of the Company's or any such Subsidiary's intention to file a registration statement under the Securities Act and at the request of such party or parties to include therein securities of the Company or any such Subsidiary for sale by or on behalf of such party or parties.

     4.12. Other Adverse Facts, etc. To the best of the Company's knowledge, there are no existing facts or circumstances which materially and adversely affect, or (insofar as the Company can now reasonably foresee) in the future may materially and adversely affect, the business, prospects, results of operations or condition, financial or otherwise, of the Company and the Subsidiaries, on a consolidated basis, which are not disclosed in the Form 10-K, the Form 10-Q, other documents filed with the SEC pursuant to the Exchange Act, or in this Agreement or any exhibit hereto, the Memorandum, or which are required to be disclosed by the Company in an Exchange Act filing.

     4.13. Status Under Certain Statutes. Neither the Company nor any Subsidiary is either (i) a "public utility company" or a "holding company", or an "affiliate" or a "subsidiary company" of a "holding company", or an "affiliate" of such a "subsidiary company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

     4.14.  Year 2000 Compliance.   The mission critical used by the Company as
of the First Closing Date (including without limitation all software and hardware) are Year 2000 Compliant or will be Year 2000 Compliant by December 31, 1999, except where the failure to be Year 2000 Compliant would not have a Material Adverse Change.

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     5.    REDEMPTION OF THE DEBENTURES.

     5.1. Optional Redemption. The Company may, at its option at any time after the third anniversary date of the Final Closing Date, upon notice as provided in Section 5.2, redeem the Debentures in whole, but not in part, at the principal amount of the Debentures so prepaid, plus accrued and unpaid interest to and including the date of redemption (the "Redemption Date"), if (i) the Redemption Date occurs within 30 days after the expiration of any period of 20 consecutive Trading Days during which the Current Market Price for shares of Common Stock exceeded 150% of the Conversion Price in effect on the last Trading Day of such period and (ii) at all times during

                                       8
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the period beginning no later than 30 days prior to the Redemption Date and ending no earlier than 45 days after the Redemption Date, there was an effective registration statement with the SEC under the Securities Act covering the Restricted Stock, subject to any Holder's right to first convert the Debentures into Common Stock pursuant to Section 13.

     5.2. Notice of Optional Redemption. The Company will give each holder of any Debentures written notice of any optional redemption of Debentures under
Section 5.1 not less than 30 days and not more than 60 days prior to the Redemption Date, such notice to specify the Redemption Date, the aggregate amount of Debentures to be redeemed, the principal amount of each Debenture held by such holder to be redeemed and the Conversion Price as of the date of such notice. Such notice shall be accompanied by a certificate of the chief financial officer of the Company certifying that the conditions of Section 5.1 have been fulfilled and specifying the particulars of such fulfillment.

     5.3. Maturity; Surrender. With respect to a redemption of the Debentures pursuant to Section 5.1, the principal amount of each Debenture shall mature and become due and payable on the Redemption Date, together with interest on such principal amount accrued and unpaid to the Redemption Date. From and after the Redemption Date, unless the Company shall fail to pay such principal amount when so due and payable, together with interest on such principal, as aforesaid, interest on such principal amount shall cease to accrue. Any Debenture redeemed shall, after such redemption, be surrendered to the Company and canceled.

     6.  CONDITIONS PRECEDENT.

     6.1. Closing. Your obligation to purchase from the Company the principal amount of Debentures specified opposite your name in the Schedule of Purchasers at any Closing shall be subject to the following conditions precedent:

     (a) Opinions of Company Counsel. You shall have received from Robert C. Gist, counsel for the Company, an opinion, dated the First Closing Date and updated each subsequent Closing Date, satisfactory in form and substance to you to the effect that:

          (i) the Company, and each Subsidiary of the Company, is a corporation validly existing and in good standing under the laws of its respective state of incorporation, has the corporate power to own its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property requires such qualification;

          (ii) the Company has full corporate power and authority to execute and deliver this Agreement, to make and deliver the Debentures and to perform and observe the terms and provisions of this Agreement and of the Debentures;

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

          (iii) this Agreement has been duly authorized, executed, and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect and except to the extent that availability of equitable remedies are subject to the discretion of the court before which any proceeding therefor may be brought and that rights to indemnification may be limited by applicable law;

          (iv) the Debentures sold to you on the Closing Date have been duly authorized, executed, and delivered by the Company, constitute the valid and legally binding obligations of the Company and are entitled to the benefits of this Agreement, subject to applicable bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect and except to the extent that availability of equitable remedies are subject to the discretion of the court before which any proceeding therefor may be brought;

          (v) the Company has authorized 70,000,000 shares of Common Stock, $0.0001 par value per share, of which 11,122,784 shares were outstanding on the date of the Agreement and 30,000,000 shares of Preferred Stock, $0.0001 par value per share, none of which shares of Preferred Stock were outstanding on the date of the Agreement. All of such shares have been validly issued and are fully paid and nonassessable;

          (vi) to the effect that 1,304,348 shares of the authorized and unissued Common Stock of the Company, have been duly reserved for issuance upon conversion of the Debentures and no further corporate action is required for the valid issuance of any thereof; such shares are not subject to preemptive rights of any present or future shareholder of the Company, and upon the issuance of any such shares upon conversion of any such Debenture in accordance with its terms, the shares so issued will be duly authorized, validly issued, fully paid, and nonassessable;

          (vii) neither the execution and delivery of this Agreement and the Securities nor performance and observance of the terms and provisions hereof and thereof violate or conflict with the Articles of Incorporation or By-Laws of the Company, conflict with or result in any material breach or contravention of any provision of any currently applicable statute or regulation and existing interpretations thereof or governmental regulation, or of any order, writ, injunction, decree, or award of any court, arbitrator, or governmental authority known to such counsel so as to result in a Material Adverse Change, or conflict with or result in any material breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any instrument evidencing any Senior Obligations;

          (viii) it is not necessary in connection with the issuance and delivery of the Securities to you on the Closing Date under the circumstances contemplated by, and in accordance with the terms of, this Agreement to register the Securities under the Securities Act or to register or qualify the Securities under any applicable state securities of the States of [identify States where Securities are offered and sold] or to qualify an indenture in respect of the Debentures under the Trust Indenture Act; and

          (ix) all approvals and authorizations by any state or federal agency or body required for the issuance and sale of the Securities to you and for the execution and delivery of this Agreement have been obtained or that no such approvals of authorizations are required.

     (b) Representations and Defaults. The representations and warranties made by the Company herein shall be true and correct in all material respects on and as of the Closing Date with the same effects as if they had been made on and as of the Closing Date (except as to any changes resulting from transactions expressly reflected herein or contemplated hereby) and no Event of Default (as defined in Section 11), nor any condition or event which, after notice or lapse of time, or both, would constitute such an Event of Default, shall exist; and the Company shall deliver to you on the Closing Date a certificate of the President and the Treasurer of the Company to the foregoing effects.

     (c) Documents. All proceedings to be taken in connection with the transactions contemplated by this Agreement to be consummated at or prior to the Closing Date, and all documents incident thereto, shall be reasonably satisfactory in form and substance to you and you shall have received original counterparts or certified or other copies of all documents which you may have reasonably requested in connection with said transactions and of all corporate proceedings in connection therewith, in form and substance reasonably satisfactory to you and your counsel.

     (d) Minimum Offering. The Company shall have received commitments for the purchase of a minimum of $5,000,000 in original principal amount of the Debentures.

     (e) No Material Adverse Change. As of the Closing Date, no Material Adverse Change has occurred in the business or financial condition of the Company.

     (f) Bank Consent. The Company shall have received the consent of its lenders under the Senior Credit Agreement (as defined in Section 9.7) to the issuance and sale of up to $15,000,000 in aggregate principal amount of the Debentures, and the execution and performance of this Agreement and the transactions contemplated hereby.

     7. COVENANTS OF THE COMPANY. The Company covenants and agrees that, so long as any of the Debentures are outstanding, it will comply with the following provisions, subject to the provisions of Section 15:

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    Affirmative Covenants
    ---------------------

    7.1. Use of Proceeds. The Company will apply all proceeds (net of costs directly related to the preparation and negotiation of this Agreement and the offering and sale of the Debentures) derived from the sale of the Debentures to acquisitions and for general corporate purposes.

    7.2. Payment of Principal and Interest. The Company will make all payments of principal of and interest on the Debentures at the time the same shall become due thereunder or hereunder.

    7.3. Taxes. The Company will, and will cause each Subsidiary to, promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies (other than taxes, assessments, and other governmental charges imposed by foreign jurisdictions or otherwise which in the aggregate are not material to the business or assets of the Company on an individual or consolidated basis) imposed on it or upon its income or profits, or upon any of its properties, real or personal, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon its properties or any part thereof; provided,
                                                                 --------
however, that neither the Company nor any Subsidiary shall not be required to
-------
pay or cause to be paid any such tax, assessment, charge, levy or claim prior to institution of foreclosure proceedings if the validity thereof shall be contested in good faith by appropriate proceedings and if the Company shall have established reserves deemed by the Company adequate with respect to such tax, assessment, charge, levy, or claim or as may be required by generally accepted accounting principles consistently applied.

    7.4. Insurance. The Company will, and will cause its Subsidiaries to, maintain liability, property damage, and insurance on its insurable property against fire and other hazards with financially sound and responsible insurance carriers in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company.

    7.5. Maintenance of Existence and Properties. The Company will keep its corporate existence in full force and effect. The Company will, and will cause its Subsidiaries to, keep its properties in good repair, working order, and condition (ordinary wear and tear excepted), and from time to time will make all needful and proper repairs, renewals, replacements, extensions, additions, betterments, and improvements thereto, so that the business carried on may be properly conducted at all times in accordance with prudent business management. The Company will, and will cause each Subsidiary to, comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including without limitation all environmental permits ("Applicable Laws"), except where noncompliance with such Applicable Laws would not cause a Material Adverse Change.

     7.6. Financial Statements and Compliance Certificates. The Company will, and will cause each Subsidiary to, keep books of record and account in which full, true and correct entries in all material respects in accordance with generally accepted accounting principles will be made of

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all dealings or transactions in relation to its business and activities.  The
Company shall furnish to each holder of any of the Debentures:

          (a) as soon as available and in any event within 47 days after the close of each fiscal quarter, commencing with the fiscal quarter ending September 30, 1999, an unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and consolidated statements of income, stockholders' equity, and cash flows of the Company and its consolidated Subsidiaries for such quarter and for the expired portion of the then current fiscal year, setting forth comparable figures for the same quarter and expired portion of the previous fiscal year, and prepared and certified by the chief financial officer of the Company, subject to year-end audit adjustment;

          (b) as soon as available and in any event within 92 days after the close of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and statements of income, stockholders' equity, and cash flows of the Company for such fiscal year, setting forth comparable figures for the previous fiscal year, all reported upon, and certified, by PriceWaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

          (c) with each financial statement required to be delivered pursuant to the provisions of paragraph (a) or (b) above, a certificate of the President and the chief financial officer of the Company stating that to their knowledge there does not exist any Event of Default or any condition or event which after notice or lapse of time, or both, would constitute an Event of Default, or specifying the nature and period of existence of each such Event of Default, condition or event and the action the Company is taking or proposes to take with respect thereto;

          (d) copies of all financial statements and reports sent by the Company to its shareholders and of all regular and periodic reports, if any, filed by it with the SEC pursuant to any statute administered by the SEC; and

          (e) such other information relating to the business and financial condition of the Company as may from time to time be reasonably requested by you.

Except as and to the extent required by law or by any regulatory authority having jurisdiction over you, and except for disclosures to prospective transferees of any of your Debentures, you will not willfully disclose to others information obtained from any such inspection or discussion which the Company advises you is confidential in nature.

     7.7. Notice of Default. The Company will within ten Business Days notify you upon becoming aware of the occurrence of any Event of Default hereunder (or the occurrence of any event or existence of any condition which with notice or lapse of time, or both, would be reasonably likely to become an Event of Default) or any event of default under any instrument evidencing Senior Obligations.

     7.8. Repurchase of the Debentures at the Option of the Holder Upon a Change in Control.

     (a) Upon the occurrence of a Change of Control, the Company shall make an offer (subject only to conditions required by applicable law, if any) to each Holder (the "Change of Control Offer"), to repurchase for cash all or any part of such holder's Debentures on a date (the "Change of Control Purchase Date") that is no later than 60 Business Days after the occurrence of such Change of Control, at the Change of Control Purchase Price specified below, plus accrued and unpaid interest to the Change of Control Purchase Date, and each Holder shall have the right, at such Holder's option, to tender such Holder's Debentures to the Company on the terms set forth in the Change of Control Offer. The Change of Control Offer shall be made within 10 Business Days following a Change of Control, and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly, but, in any event, no later than 60 Business Days from the Change of Control, shall purchase all Debentures properly tendered in response to the Change of Control Offer and each Holder who has given a notice pursuant to this Section 7.8 that such Holder desires to accept the Change of Control Offer for all or part of such Holder's Debentures shall be obligated to tender and sell such Debentures to the Company pursuant to such Offer.

     (b) As used herein, a "Change of Control" means:

         (i) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), is or becomes the beneficial owner (as such term is used in Rule 13d-3 of the Exchange Act or any successor provision thereto), directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee(s) or surviving entity or entities,

         (ii) any "person" or "group," becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock of the Company then outstanding normally entitled to vote in elections of directors, or

         (iii) during any period of 12 consecutive months after the First Closing Date, individuals, together with successors selected by such individuals, who at the beginning of any such 12-month period constituted the Board of Directors of the Company cease for any reason (other than a planned retirement) to constitute a majority of the Board of Directors of the Company then in office, as applicable;

provided, however, that any transaction that would otherwise fall within clause
--------  -------
(i), (ii), or (iii) with respect to which discussions between the Company and the other Person to such transaction were initiated prior to the date hereof and with respect to which the Placement Agent is aware shall not be deemed to be a Change in Control.

The "Change of Control Purchase Price" means

          (i) 108.98 % of the principal amount of the Debentures, if a Change of Control occurs on or prior to the second anniversary of the First Closing Date;

          (ii) 107.82% of the principal amount of the Debentures, if a Change of Control occurs after the second anniversary and on or prior to the fourth anniversary of the First Closing Date; and

          (iii) 105.33% of the principal amount of the Debentures, if a Change of Control occurs after the fourth anniversary of the First Closing Date.

     (c) On or before the Change of Control Purchase Date, the Company will (i) accept for payment the Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) promptly pay the Holders of Debentures so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest, if any), and (iii) authenticate and deliver to such Holders a new Debenture equal in principal amount to any unpurchased portion of the Debenture surrendered.

     Negative Covenants
     ------------------

     7.9.  Limitation on Consolidation, Merger and Sale.   The Company shall not
consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

     (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation shall have executed and delivered to each holder of any Debentures its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Debentures; and

     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

     No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 7.9 from its liability under this Agreement, the Other Agreements to which the Company is a party or the Debentures.

     7.10 No Dividends. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly declare or pay any dividend or make any distribution on account of the capital stock (including all shares, interests, participations, rights or other equivalents of corporate stock) of the Company or any of its Subsidiaries (other than dividends or distributions payable to the Company or any of its Subsidiaries and other than dividends or distributions in connection with a shareholder rights plan).

     7.11. Forbearance from Restrictions on Rights of Holders of Debentures. The Company will not enter into any agreement or instrument or otherwise agree to any covenant that would in any way limit the right of the Holders to convert the Debentures into Common Stock.

     7.12 Other Subordinated Indebtedness. The Company shall not incur any Indebtedness other than the Senior Obligations that is or purports to be senior in right of payment to the Debentures without the written consent of Holders holding a majority in principal amount of the Debentures.

     80  PAYMENT, REGISTRATION AND TRANSFER OF DEBENTURES.

     8.1. Place of Payment. The Company will promptly and punctually pay the interest on the Debentures held by you without any presentment thereof; and the Company will pay all amounts payable to you in respect of principal of and interest on the Debentures to you or your nominees at the address specified in
Schedule 1, or at such other place as you may from time to time designate in writing.

     8.2. Registration and Transfer. The Company agrees to maintain an office (or to appoint an agent having an office) in Dallas, Texas, or such other city as the Company may designate by notice in writing to you, at which Debentures may be surrendered for transfer and reissuance, for exchange, replacement, conversion, or cancellation. The Company shall keep or cause to be kept, at the office or agency so maintained, a register or registers in which the Company or its agent shall register the names and addresses of the Holders and shall transfer registered Debentures in accordance with this Agreement. Upon surrender for transfer of any registered Debenture duly assigned by the registered holder (or its duly authorized attorney) to the transferee(s) thereof and subject to satisfaction of the requirements set forth in Section 12.4 if such Debenture is then a Restricted Debenture, the Company shall execute and deliver a new registered Debenture (or Debentures in appropriately subdivided denominations of principal), dated the most recent date to which interest shall have been paid on the surrendered Debenture, in an equal principal amount with notation of payments of principal made thereon, or in a principal amount equal to the original principal amount as reduced by payments of principal theretofore made on the Debenture surrendered, in the name of, and payable to the order of, the transferee(s) thereof. No service charge shall be assessed for any transfer, registration, reissuance, exchange, conversion, or notation of payment hereunder.

     8.3. Interest. Interest on the Debentures shall be computed on the basis of a 365-day year at a rate of 10% per annum from the Closing Date, payable in equal quarterly installments on each Interest Payment Date of each year (or such prorated amount as may be applicable with respect to the first payment) until the principal on the Debentures becomes due and payable. To the extent permitted by law, interest on any overdue payment of principal or interest shall be payable quarterly at a rate equal to 18% per annum.

     Interest on the Debentures shall be payable as follows:

          (a) From the Closing Date through and including the first Interest Payment Date following the second anniversary of the Issue Date, interest shall be paid on each Interest Payment Date by the issuance to the Holder of additional Debentures in the principal amount of the interest payable on such Interest Payment Date or, with the prior written consent of the Designated Holders of the Senior Obligations, in cash;

          (b) From the day after first Interest Payment Date following the second anniversary of the Issue Date through and including the first Interest Payment Date following the fourth anniversary of the Issue Date, interest shall be paid on each Interest Payment Date in cash unless such payment would cause a Senior Obligations Default, in which case interest shall be paid by the issuance to the Holder of additional Debentures in the principal amount of the interest payable on such Interest Payment Date; and

          (c) From the day after the Interest Payment Date following the fourth anniversary of the Issue Date, interest shall be paid on each Interest Payment Date in cash.

     8.4 Debentures Issued in Payment of Interest. Any Debentures issued pursuant to Section 8.3 shall have the same terms and provisions as the Debentures originally issued pursuant to this Agreement; provided, however, that
                                                         --------  -------
such Debentures shall mature on October 31, 2006, and for purposes of Section 8.3, the Issue Date of such Debentures shall be deemed to be the Issue Date of the Debenture with respect to which such Debentures were issued in payment of interest.

     90 SUBORDINATION OF DEBENTURES. The Company covenants and agrees, and each holder of a Debenture, by acceptance thereof, likewise covenants and agrees
(i) that, to the extent and in the manner set forth in this Section 9, the Company's Senior Obligations (as defined in Section 9.1), if any, will be senior in right of payment to the Debentures, and (ii) that the subordination provisions set forth in this Section 9 are, and are intended to be, an inducement and a consideration to each holder of any Senior Obligations, whether such Senior Obligation was created or acquired before or after the date of this Agreement, to acquire and continue to hold, or to continue to hold, such Senior Obligation, and each holder of Senior Obligations shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or continuing to hold, such Senior Obligations.

     9.1. Subordination to Senior Obligations. As used herein, "senior in right of payment to the Debentures" means that:

          (a) no part of the Debt shall have any claim to the assets of the Company on a parity with or prior to the claim of the Senior Obligations; and

          (b) unless and until the Senior Obligations have been paid in full, without the express prior written consent of all holders of such Senior Obligations, no Holder will take, demand (including by means of any legal action) or receive from the Company, and the Company will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any cash payment of or security for the whole or any part of the Debt; provided, however, that (x) so long as no default exists in the
               -----------------
     payment of any principal of or premium, if any, or interest on any Senior Obligations, the Company may make, and the Holders may receive, scheduled payments on account of the Debt in accordance with the terms hereof, except if a default in the performance or observance of any term or condition relating to any Senior Obligations (other than a default in the payment of any principal of or premium, if any, or interest on the Senior Obligations) has occurred and is continuing that permits the holders of the Senior Obligations to declare such Senior Obligations to be due and payable, any Designated Holder of Senior Obligations (as defined in Section 9.6) may give notice (a "Senior Blockage Notice") to the Company (provided, however,
                                                              -----------------
     no more than one Senior Blockage Notice may be given during any 360 consecutive day period) that until all Senior Obligations are paid in full, no scheduled payments (whether in cash or securities, but excluding additional Debentures) may be made by the Company on account of the Debt during the period ("Senior Blockage Period") commencing on the date of such Senior Blockage Notice and ending on the earliest of: (A) 180 days after the date of such Senior Blockage Notice; (B) the date such default is cured or waived; and (C) the date that the holders of the Senior Obligations shall have given notice to the Company of termination of the Senior Blockage Period, and except when a default in the payment of any principal of, premium if any, or interest on the Senior Obligations has occurred and is continuing or would result therefrom, (y) at any time Debentures may be converted in accordance with the terms hereof, and (z) upon the acceleration of the maturity of any Senior Obligations, the Holders may accelerate the scheduled maturities of the Debentures if and to the extent permitted hereby at such time but such acceleration shall not give (i) any Holder any right to take, demand (including by means of any legal action) or receive from the Company, or (ii) the Company the right to make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any cash payment of or security for the whole or any part of the Debentures unless and until the Senior Obligations have been paid in full.

     9.2. Payments Due Holders of Senior Obligations. Any payment or distribution by the Company to which any Holder would be entitled except for the provisions hereof (whether in cash or securities, but excluding additional Debentures) shall be paid or delivered by the Holder, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, to the holders of the Senior Obligations or their representative, ratably in accordance with the amounts thereof, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to any Holder.

     9.3. Meaning of Payment in Full. The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Senior Obligations shall mean the payment in full in cash of all of the Senior Obligations; and the expression "any cash payment of or security for the whole or any part of the Debt" and any other similar terms or phrases when used herein shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law, or of any other corporation provided for by such plan of reorganization or readjustment, which stock or securities are subordinated in right of payment to all then outstanding Senior Obligations to substantially the same extent as the Debentures are so subordinated as provided in this Section
9.7. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in
Section 7.9 shall not be deemed a "proceeding" for the purposes of this Section
9.7 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 7.9.

     9.4. Meaning of Senior Obligations. As used herein, "Senior Obligations" shall mean collectively all obligations of the Company (i) under or in connection with the Senior Credit Agreement (as defined below) and the other "Loan Documents" referred to in the S1enior Credit Agreement; (ii) to any Bank (as defined below) or any affiliate of a Bank under or in connection with (x) any interest rate, currency or commodity swap agreement, cap agreement or collar agreement or any other agreement or arrangement designed to protect the Company against fluctuations in interest rates, currency exchange rates or commodity prices, or (y) any purchase card or credit card issued by such Bank or such affiliate, (iii) to any Bank or any affiliate of any Bank under or in connection with any other credit arrangement (including without limitation any lease by such Bank or such affiliate, any guaranty issued by the Company in favor of such Bank or such affiliate and any deposit account services (including in respect of any overdraft) if such obligation is secured by the assets of the Company; and
(iv) under or in connection with any other secured Indebtedness of the Company having an initial principal amount in excess of $5,000,000 which by its express terms states that it is a "Senior Obligation"; in each case (a) whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, and (b) whether on account of principal, premium, interest (including, without limitation, interest accruing after the maturity date of any Senior Obligation and interest accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, indemnities, costs, expenses or otherwise. For purposes of the foregoing, "Senior Credit Agreement" means the Credit Agreement dated as of June 26, 1998 among the Company, various financial institutions and Bank of America, N.A., as Agent (as defined below), as amended, restated or otherwise modified from time to time, together with any replacement or refinancing thereof; and "Bank" means any bank, insurance company, mutual fund or other financial institution which from time to time is a party to the Senior Credit Agreement.

     9.5. Meaning of Debt. As used herein, "Debt" shall mean collectively the unpaid principal of, premium, if any, and interest on (including, without limitation, interest accruing after the maturity date of any Debenture and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations in respect of the Debentures, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, in each case whether on account of principal, premium, interest, reimbursement obligations, rights to rescission, fees, indemnities, costs, expenses or otherwise.

     9.6.  Meaning of Designated Holder of Senior Obligations.   As used herein,
"Designated Holder of Senior Obligations" means (i) the Agent under the Senior Credit Agreement or (ii) any holder of Senior Obligations (or representative of holders of Senior Obligations) in an initial aggregate principal amount of $20,000,000 or more (excluding Senior Obligations under the Senior Credit Agreement).

     9.7. Bankruptcy Proceedings. Any Designated Holder of Senior Obligations is hereby authorized to (i) file an appropriate claim for and on behalf of any Holder if such Holder does not file, and there is not otherwise filed on behalf of such Holder, a proper claim or proof of claim in the form required in any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Company at least 30 days before the expiration of the time to file such claim or proof of claim and (ii) file an appropriate ballot for and on behalf of any Holder if such Holder does not file, and there is not otherwise filed on behalf of such Holder, a proper ballot in any such proceeding in the form required at least 10 days before the expiration of the time to file such ballot.

     9.8.  Actions Following Default.   If any Event of Default shall occur and
be continuing, the Holders shall not, without the prior written consent of the agent under the Senior Credit Agreement (the "Agent"), accelerate the maturity of any Debt, or institute proceedings to enforce or collect any Debt, or commence or join with any other creditor of the Company in commencing any bankruptcy, insolvency, reorganization or similar proceeding against the Company, or otherwise exercise any right or remedy in respect of the Debt, except after the first to occur of a Standstill Termination Event or the 30th day following the giving of notice of such Event of Default to the Agent by a Holder. For purposes of the foregoing, a "Standstill Termination Event" will be deemed to occur upon (1) commencement of a bankruptcy, insolvency, reorganization or similar proceeding by or against the Company (provided that if such proceeding is instituted against the Company, a Standstill Termination Event shall only be deemed to occur in respect thereof if such proceeding has not been dismissed within 60 days of commencement thereof or if the Company acquiesces thereto) or (2) the acceleration of the maturity of any Senior Obligations.

     9.9. No Modifications Without Consent of Designated Holders. The Holders agree with and for the benefit of each holder of Senior Obligations that no provision of this Section 9 may be amended or otherwise modified, and no other provision of this Agreement may be amended or otherwise modified in any manner which is adverse to the holders of the Senior Obligations, without (in each case) the prior written consent of all Designated Holders of Senior Obligations.

     9.10. Obligations Unimpaired. Nothing contained in this Section 9 is intended to or shall impair as between the Company, its creditors other than the holders of Senior Obligations and the Holders, the obligation of the Company, which shall be absolute and unconditional, to pay to the Holders the principal of and interest on the Debentures, as and when the same will become due and payable in accordance with the terms thereof, or to affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Obligations, nor shall anything herein or therein prevent the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default, subject to the rights, if any, under this Section 9 of the holders of Senior Obligations in respect of any required notice of the exercise of any such remedy or cash, property, or securities of the Company received upon the exercise of any such remedy.

     100 SUBSTITUTION OF DEBENTURES. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of any Debenture, and of indemnity satisfactory to it (which, in the case of any original purchaser of the Debentures, shall be a contractual obligation of such purchaser) and upon surrender, at the office or agency maintained in accordance with Section 8, and cancellation of any Debenture, if mutilated, the Company will execute and deliver a new Debenture of like tenor, in lieu of such Debenture, dated the most recent date to which interest on such Debenture shall have been paid.

     110 EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur and be continuing:

           (a) default shall be made in the payment of principal of any of the Debentures when and as the same shall become due and payable, either at maturity or by acceleration or otherwise;

           (b) default shall be made in the payment of interest on the Debentures when the same becomes due and payable and the default continues for a period of 30 days;

           (c) default shall be made in the due performance or observance of any other material covenant, agreement, or provision herein to be performed or observed by the Company or a material breach shall exist in any representation or warranty herein contained, and such default or material breach shall have continued for a period of 30 days after written notice thereof to the Company from any holder or Holders of Debentures aggregating not less than 51% of the aggregate principal amount of the Debentures then outstanding; provided, however, that if any such default or material breach
                  --------  -------
     shall be such that it cannot be cured or corrected within such 30-day period, such period shall be extended for such additional period of time (not exceeding 30 additional days) as shall be necessary to effect such cure or correction if curative or corrective action is instituted within said 30-day period and thereafter diligently pursued;

           (d) the Company or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of the Company or such Subsidiary or any of their respective assets, (ii) make a general assignment for the benefit of creditors, (iii) be adjudicated a bankrupt or insolvent or (iv) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, moratorium, dissolution, liquidation, or debtor relief law, or any chapter of any such law, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or chapter, or corporate action shall be taken by the Company or any Subsidiary for the purpose of effecting any of the foregoing; or an order, judgment, or decree shall be entered, without the application, approval, or consent of the Company or a Subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or such Subsidiary, as applicable, of all or a substantial part of the assets of the Company or such Subsidiary; and provided that such order, judgment, or decree remains in effect for more than 30 days, whether or not consecutive;

          (e) a Senior Obligations Default shall occur and continue for a period of 90 days;

          (f) default shall occur with respect to any other Indebtedness for borrowed money of the Company or any Subsidiary (other than the Debentures or Senior Obligations) or under any agreement under which such Indebtedness may be issued by the Company or such Subsidiary and such default shall continue for more than the period of grace, if any, therein specified, if the aggregate amount of such Indebtedness for which such default shall have occurred exceeds $500,000; or

          (g) final judgment for the payment of money in excess of $500,000 shall be rendered against the Company or any Subsidiary and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed;

then and in each and every such case the Holders of Debentures aggregating not less than 51% of the aggregate principal amount of the Debentures then outstanding may by notice in writing to the Company declare the unpaid principal of the Debentures together with accrued interest thereon to be forthwith due and payable and thereupon such principal and interest shall be due and payable without presentment, protest, or further demand or notice of any kind, all of which are hereby expressly waived.

     This Section 11, however, is subject to the condition that, if at any time after the principal of the Debentures shall have become so due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall be entered and if all arrears of interest upon the Debentures and all other sums payable under the Debentures (except the principal on the Debentures which solely by reason of such declaration shall have become payable) shall have been duly paid, then and in every such case the Holders of Debentures aggregating not less than 66-

2/3% of the aggregate principal amount of the Debentures then outstanding may, by written notice to the Company, either temporarily suspend or permanently rescind and annul such declaration and its consequences; but no such suspension or rescission and annulment shall extend to or affect any prior, concurrent, or subsequent default or Event of Default (other than the ones identified by the Holders declaring them due as the ones upon which such declaration was based) or impair any right consequent thereon.

     Notwithstanding anything to the contrary herein, if default shall be made in the payment of any principal of, or interest on, any Debenture when and as the same shall become due and payable, at maturity (but not merely by virtue of an acceleration pursuant to the foregoing provisions of this Section 11), the holder of such Debenture may by notice in writing to the Company declare the unpaid principal of such Debenture, with accrued interest, to be forthwith due and payable and thereupon such principal and interest shall be due and payable without presentment, protest, or further demand or notice of any kind, all of which are hereby expressly waived.

     If any holder of a Debenture shall demand payment thereof or take any other action (of which the Company has actual knowledge) in respect of an Event of Default, the Company will forthwith give written notice thereof, specifying such action and the nature of such event, to each holder of record of the Debentures then outstanding. The Company will also give prompt written notice to each holder of record of the Debentures at the time outstanding of any written notice of suspension, rescission, or annulment given to it as aforesaid.

     The Company covenants that, if default be made in any payment of principal of or interest on any Debenture, it will pay to the holder thereof such further amount as shall be reasonably sufficient to cover the cost and expense of collection, including, without limitation, court costs and reasonable compensation to the attorneys and counsel of the holder for all services rendered in that connection.

     No course of dealing between the Company and any holder of a Debenture or any delay on the part of the holder of a Debenture in exercising any rights thereunder or hereunder shall operate as a waiver of any rights of any such holder.

     120  SECURITIES ACT.

     12.1. Investment Intent, etc. Each of you and each other Person who has been designated by you as a registered holder to whom Securities will be initially issued on a Closing Date, by acceptance of such Securities, represent and in making this sale it is specifically understood and agreed that you and each such other Person (a) are an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and the rules and regulations promulgated thereunder and was not organized for the specific purpose of acquiring the Shares and (b) are acquiring the Securities to be purchased for your, or such Person's, own account, or for the account of one or more trusts which you, or such Person, manage, and not with a view to or for sale in connection with any distribution thereof, provided that the disposition of your, or such Person's, property shall at all times be and remain within your, or such Person's, control.

     12.2. Restrictions on Transferability. The Debentures shall not be transferable except upon the conditions specified in this Section 12, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer of any Debenture.

     12.3. Restrictive Legends. Each Debenture shall (unless otherwise permitted by the provisions of Section 12.4) be stamped or otherwise imprinted with a legend in substantially the following form:

           "This Debenture has not been registered under the Securities Act of 1933, as amended, and is transferable only upon the conditions specified in the Purchase Agreement referred to herein."

Each certificate for Common Stock issued upon conversion of a Debenture and each certificate for Common Stock issued to a subsequent transferee shall (unless otherwise permitted by the provisions of Section 12.4) be stamped or otherwise imprinted with a legend in substantially the following form:

           "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts."

     12.4. Notice of Proposed Transfers. (a) Except as otherwise provided in paragraph (b) of this Section 12.4, prior to any transfer or attempted transfer of any Restricted Debenture or Restricted Stock, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by an opinion of counsel for such holder satisfactory to the Company, to the effect that such transfer may be effected without registration of such Restricted Debenture or Restricted Stock, as the case may be, under the Securities Act. If such notice is accompanied by such an opinion, such holder shall be entitled to transfer such security in conformity with the terms of such notice, and, if the opinion of counsel so specifies, the securities issued upon any such transfer shall not bear the restrictive legend set forth in Section 12.3. Such holder shall indemnify the Company for any transfer effected pursuant to this Section 12.4(a).

     (b) The procedures set forth in paragraph (a) of this Section 12.4 shall not apply to any transfer by you (or a transferee pursuant to this paragraph
(b)) of any Restricted Debenture or Restricted Stock to any of your Subsidiaries or Affiliates; provided, however, that at the time of such transfer the
               -----------------
transferee shall execute and deliver to the Company an "Investment Letter" containing substantially the representations provided in Section 12.1 with respect to the Debentures or Common Stock that are the subject of such transfer and its agreement to be bound by the provisions of this Section 12 and such transfer is otherwise exempt from registration under the Securities Act and applicable state securities laws. Debentures or Common Stock issued upon such transfer shall bear the appropriate restrictive legend set forth in Section 12.3.

     12.5. Required Registration. As soon as reasonably practicable after the Final Closing Date, but in any event on or before the date 90 days subsequent to the Final Closing Date, the Company shall effect the registration under the Securities Act of the Conversion Shares and the shares of Restricted Stock.

     12.6.  Incidental Registration.  Notwithstanding the provisions of Section
12.5 of this Agreement, if the Company at any time proposes to register any of its Common Stock under the Securities Act (on a form appropriate for the registration of Restricted Stock for public offering by the holders thereof other than a registration on Form S-8, or any successor or similar forms or a shelf registration under Rule 415 for the sole purpose of registering shares to be issued in connection with the acquisition of stock or assets of another person) , it will each such time give written notice to the Holders and any holders of Restricted Stock (the holders of Restricted Stock are sometimes referred to herein as the "Eligible Holders") of its intention so to do and, upon written request from Eligible Holders given within 30 days after receipt of any such notice (which request shall state the intended method of disposition of such securities by such Eligible Holder), the Company will use its best efforts to cause all or any (but not less than 1,000 shares if less than all) Conversion Shares or Restricted Stock held by such Eligible Holder or which such Eligible Holder is then entitled to acquire pursuant to a Debenture to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid by such Eligible Holder); provided, however, that the Company may at any time
                         ------------------
withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of such other securities originally proposed to be registered; provided, further, that if there is then
                                      -----------------
an effective registration statement covering the Conversion Shares or Restricted Stock (assuming for purposes of this Section 12.6 that all of the Debentures are to be converted), any Conversion Shares or Restricted Stock proposed to be registered pursuant to this Section 12.6 shall be withdrawn such registration statement. If an offering pursuant to this Section 12.6 is to be made through underwriters, the managing underwriter may, if in its reasonable opinion marketing factors so require, limit (pro rata according to the market value of securities proposed to be registered by each) the number of (or eliminate entirely from the offering all of the) securities which Eligible Holders may register pursuant to this Section 12.6.

     12.7. Registration Procedures. If and whenever the Company is required by the provisions of Section 12.5 or 12.6 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as promptly as possible:

            (a) prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective and, in the case of the registration required by Section 12.5, remain effective for a period of at least 36 consecutive calendar months following the date on which such registration statement is declared effective (or such shorter period that terminates on the earlier of (i) the date on which at least two-thirds of the original number of shares of Restricted Stock have been issued by the Company upon the conversion or conversions of one or more of the Debentures or (ii) the date all the securities covered by the statement have been sold or withdrawn, but in no case prior to the 90-day period referred to in Rule 174 under the Exchange Act);

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the requirements of the Securities Act and the rules and regulations promulgated by the SEC thereunder relating to the sale or other disposition of the securities covered by such registration statement;

          (c) furnish to each Eligible Holder selling securities in such offering such numbers of copies of a prospectus, including a preliminary prospectus, complying with the requirements of the Securities Act, and such other documents as such Eligible Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Eligible Holder; and

          (d) use its best efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such states as each Eligible Holder selling securities in such offering shall request, and do any and all such other acts and things as may be necessary or advisable to enable such Eligible Holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by you; provided, however, that the Company shall not be
                              --------  -------
     obligated to register or qualify such securities in any jurisdiction in which such registration or qualification would require the Company to qualify as a foreign corporation or file any general consent to service of process where it is not then so qualified or has not theretofore so consented; provided further, however, the Company shall not be obligated to register or qualify such securities in any jurisdiction (other than a jurisdiction in which a Purchaser is a resident on the Final Closing Date) in which, in the reasonable opinion of the Company, the expense (both legal and filing fees) and the registration requirements or restrictions imposed by such jurisdiction outweigh the benefits to be received by the holder by qualifying the issuance or resale of securities in such jurisdiction or in which the expense incurred by the Company to register such shares would be unreasonable.

     12.8.  Expenses; Conditions Precedent.  Except as provided below in this
Section 12.8, all expenses incurred by the Company in connection with action taken by the Company to comply with this Section 12, including, without limitation, all registration and filing fees, printing expenses, accounting fees, fees and disbursements of counsel and other experts, premiums for liability insurance obtained in connection with a registration statement filed to effect such compliance, and the expenses (including counsel fees) of complying with securities or blue sky laws, shall be paid by the Company;

provided, however, that all such expenses in connection with any amendment or
--------  -------
supplement to any registration statement filed by the Company hereunder or the related prospectus which is required to be filed more than nine months after the effective date of such registration statement because any seller or sellers of securities of the Company covered thereby or any underwriter of such securities has not effected the disposition of the securities required to be registered shall be paid by such seller or sellers pro rata, in the case of two or more such sellers, in accordance with the respective market values of such securities. The Company shall not be obligated in any way in connection with any registration pursuant to this Section 12 for any underwriting discounts or commissions payable by any Eligible Holder to any underwriter of securities to be sold by such Eligible Holder. It shall be a condition precedent to the obligation of the Company to take any action under
Section 12.5 that the Company shall receive an undertaking satisfactory to it from each Eligible Holder of securities registered or to be registered as herein provided to pay all expenses required to be borne by such Eligible Holder and to furnish or cause to be furnished to the Company specifically for use in the preparation of the registration statement and prospectus written information concerning the securities held by such Eligible Holder and also concerning any underwriter of such securities and the intended method of disposition thereof as the Company shall reasonably request and as may be required in connection with the action to be taken by the Company hereunder.

     12.9. Company Indemnification. In the event of any registration of any securities under the Securities Act pursuant to this Section 12, the Company will indemnify and hold harmless each offering Eligible Holder, each underwriter of such securities and each other Person, if any, who controls such Eligible Holder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which such Eligible Holder, such underwriter or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or statement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Eligible Holder, such underwriter and each such controlling Person for any legal and any other expenses reasonably secured by such Eligible Holder, such underwriter, or such controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case
        --------  -------
to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Eligible Holder or such underwriter specifically for use in the preparation thereof.

     12.10. Your Indemnification. In the event of any registration of any securities under the Securities Act pursuant to this Section 12, such Eligible Holder will (or will furnish the written undertaking of such other Person or Persons as shall be acceptable to the Company to) indemnify and hold harmless the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which the Company or such controlling Person may become subject under the

Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Eligible Holder or any underwriter of such Eligible Holder's securities specifically for use in the preparation thereof, and such Eligible Holder will (or will furnish the written undertaking of such other Person or Persons as shall be acceptable to the Company to) reimburse the Company and each such controlling Person for any legal and any other expenses reasonably incurred by the Company or such controlling Person in connection with investigation or defending any such loss, claim, damage, liability, or action.

     12.11. Conduct of Litigation; Procedure. If an action is brought against any Person entitled to indemnification under Section 12.9 or 12.10 above (the "Indemnitee", the Indemnitee shall promptly notify the Person or Persons obligated to indemnify the Indemnitee (whether one or more, the "Indemnitor") of such action and the Indemnitor shall assume the defense of such action, including the employment of counsel, reasonably satisfactory to Indemnitee, and the payment of all court costs and other expenses. The Indemnitee shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the Indemnitee's expense unless the Indemnitor shall not have employed counsel to have charge of the defense of such action or the Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Indemnitor (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of Indemnitee), in any of which events such fees and expenses shall be borne by the Indemnitor. Notwithstanding anything to the contrary in this Section 12.11, the Indemnitor shall not be liable for any settlement of any claim or action effected without its written consent. The Company covenants and agrees that it will not settle any action against it involving possible claims against an Indemnitee without also using its best efforts to settle the action against such Indemnitee.

     12.12.  Termination of Restrictions.  The restrictions imposed by this
Section 12 upon the transferability of the Restricted Debentures and the Restricted Stock, shall cease and terminate as to any particular Restricted Debenture or share of Restricted Stock when such Debenture or share shall have been effectively registered under the Securities Act and disposed of by the holder thereof in accordance with the method of disposition described in the registration statement or when opinions of counsel shall have been given pursuant to Section 12.4 to the effect that the legend set forth in Section 12.3 is not required. Whenever the restrictions imposed by this Section 12 shall terminate, as hereinabove provided, the holder of any Restricted Debenture or Restricted Stock as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense, a new Debenture or stock certificate not bearing the restrictive legend set forth in Section 11.3 and not containing any other reference to the restrictions imposed by this Section 12.

     12.13. Transfer of Your Rights. Your rights under this Section 12 shall inure to the benefit of all Persons who shall at any time be the holders of Restricted Debentures and/or Restricted Stock originally purchased by you hereunder, pro rata in accordance with their respective interests, and each such holder, by such holder's acceptance of such Restricted Debenture or Restricted Stock, as the case may be, agrees to be and shall be deemed to be bound by all of your covenants set forth in this Section 12, to the extent that such covenants are applicable to such holder's Restricted Debentures and/or Restricted Stock.

     12.14.  Sales Outside the United States.  Notwithstanding the provisions of Section 12.3 and 12.4 of this Agreement, with respect to Debentures issued to a holder (a "Foreign Holder") who is not a U.S. Person (as defined in Regulation S promulgated by the SEC under the Securities Act) and who acquired the Debentures in an offshore transaction in accordance with the provisions of Regulation S: (i) the Debentures issued to the Foreign Holder shall not bear the restrictive legend set forth in the first sentence of Section 12.3 of this Agreement and (ii) Section 12.4 of this Agreement shall not apply to the Foreign Holder; provided, however, that prior to any transfer or attempted transfer of
       ------------------
any Debenture or Restricted Stock, a Foreign Holder shall given written notice to the Company of such holder's intention to transfer and the name, address, and nationality of the proposed transferee.

     130  CONVERSION OF DEBENTURES

     13.1. Conversion Privilege and Conversion Price. Subject to and upon compliance with the provision of this Section, at the option of the holder of a Debenture, any Debenture or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted, at any time on or prior to the close of business on October 31, 2006 (except that, in case any Debenture shall have been called for redemption and the Company shall not thereafter default on the payment due upon redemption thereof, such right to convert shall terminate as to such Debenture at the close of business on the Business Day immediately preceding the Redemption Date) at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion.

     The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $11.50;

provided, however, that the Conversion Price shall be adjusted in certain
-----------------
instances as provided in Section 13.4.

     13.2. Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of any Debenture to be converted shall surrender such Debenture, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to
Section 8, accompanied by a duly signed conversion notice substantially in the form set forth on the Debenture to the Company at such office or agency that the holder elects to convert such Debenture or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. No payment or adjustment shall be made upon any conversion on account of any interest accrued on the Debentures surrendered for conversion after such surrender or on account of any dividends on the Common Stock issued upon conversion.

     Debentures shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Debentures for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Debentures as Holders shall cease, and the person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 13.3 and payment of interest accrued on the Debenture or portion thereof converted from the last Interest Payment Date to the effective date of conversion.

     In the case of any Debenture that is converted in part only, upon such conversion the Company shall execute and the Company shall deliver to the holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Debenture.

     13.3. Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Debenture or Debentures (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as deemed by the Board of Directors or in any manner prescribed by the Board of Directors) at the close of business on the day of conversion.

     13.4. Conversion Price Adjustments. (a) The Conversion Price shall be subject to adjustment from time to time as follows:

     (i)    Issuances of Common Stock.

            (x) If, at any time and from time to time during the period beginning on the First Closing Date and ending on, and including, the day 547 days after the Final Closing Date, the Company shall issue any Common Stock other than Excluded Stock (as hereinafter defined) without consideration or for a consideration per share less than the Conversion Price applicable immediately prior to such issuance, the Conversion Price in effect immediately prior to each such issuance shall immediately be adjusted by reducing such Conversion Price to an amount equal to the greater of (A) the result obtained by dividing (aa) the consid-eration, if any, received by the Company upon such issuance, by (bb) the total number of such shares of Common Stock issued by the Company and (B) $0.0001;

           (y) If, at any time after day 547 days after the Final Closing Date, the Company shall issue any Common Stock other than Excluded Stock without consideration or for a consideration per share less than the Conversion Price applicable immediately prior to such issuance, the Conversion Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to a price equal to the quotient obtained by dividing (A) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance and (bb) the consideration, if any, received by the Company upon such issuance, by (B) the total number of shares of Common Stock outstanding immediately after such issuance.

           For the purpose of any adjustment of the Conversion Price pursuant to this clause (i) of Section 13.4(a), the following provisions shall be applicable:

                 (A)   Cash. In the case of the issuance of Common Stock for
                       ----
           cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any reasonable discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                 (B)   Consideration Other Than Cash. In the case of the
                       -----------------------------
           issuance of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors in good faith, irrespective of any accounting treatment; provided, however, that such fair value as determined by the Board of
           -----------------
           Directors shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

                 (C)   Options and Convertible Securities, etc. In the case of
                       ---------------------------------------
           (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) other than Excluded Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible into or exchangeable) other than Excluded Stock or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                       (1) the aggregate maximum number of shares of Common
                 Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses
                 (A) and (B) above), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                       (2) the aggregate maximum number of shares of Common
                 Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities and the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in subclauses
                 (A) and (B) above);

                       (3) on any change in the number of shares of Common Stock
                 deliverable upon exercise of any such options, warrants or rights or conversion of or exchange for such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of such change;

                       (4) on the expiration or cancellation of any such
                 options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such securities; and

                       (5) if the Conversion Price shall have been adjusted upon
                 the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion of exchange thereof;

           provided, however, that no increase in the Conversion Price shall be
           ------------------
           made pursuant to this subclause (C) (except as necessary to reverse a decrease in the Conversion Price under the circumstances described in subparagraph (C)(4)).

           (ii) Excluded Stock. "Excluded Stock" shall mean only those shares of Common Stock issued or reserved for issuance by the Company (A) upon conversion of the Debentures, (B) pursuant to the anti-dilution provisions or rights with respect to any other securities of the Company convertible into, exchangeable for, or giving the holder thereof the option or right to purchase, shares of Common Stock, (C) upon exercise of any options or warrants outstanding on October 15, 1999, (D) in connection with any bona fide, third party merger, consolidation or acquisition of assets or securities approved by the Company's Board of Directors, (E) upon exercise of the Warrant issued to the Placement Agent on or about the date of issuance of the Debentures, (F) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations) after the First Closing Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to the Company's and its predecessor's stock incentive plans or other arrangements that are approved by the Company's Board of Directors, (G) pursuant to a stock dividend, subdivision, or split-up covered by clause (iii) of this Section 13.4(a), or (H) shares of Common Stock and/or warrants issued to lenders pursuant to credit facilities or equipment leasing agreements; provided, that the aggregate number of shares of Common Stock issuable pursuant to clauses (F) and (H) shall not exceed in the aggregate 15% of the shares of Common Stock issued and outstanding at any date of determination.

           (iii) Stock Dividends. In case the Company shall, at any time after the First Closing Date, pay or make an extraordinary dividend or other distribution payable in shares of Common Stock on any class of capital stock of the Company, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced (calculated to the nearest cent) by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

           (iv) Rights Offering. In case the Company shall, at any time after the First Closing Date, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced (calculated to the nearest cent) by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that if
                                                     ------------------
     such rights or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur. For the purposes of this Section 13.4(a)(iv), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. If any such rights or warrants shall expire without having been exercised, the Conversion Price shall thereupon be readjusted to eliminate the amount of its adjustment due to their issuance.

           (v) Stock Splits, Etc. In case outstanding shares of Common Stock shall, at any time after the First Closing Date, be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced (calculated to the nearest cent), and, conversely, in case outstanding shares of Common Stock shall each be combined (calculated to the nearest cent) into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

           (vi) Distributions. In case the Company shall, at any time after the First Closing Date, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its Indebtedness or assets or shares of capital stock other than Common Stock (excluding any dividend or distribution paid in cash out of the retained earnings of the Company or any dividend or distribution referred above), the Conversion Price shall be adjusted (calculated to the nearest cent) so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value of the portion of the assets or evidences of Indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

           (vii) Reclassifications. The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 13.4(i) applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of Section 13.4(a)(vi), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of Section 13.4(a)(v).

           (viii) Failure to File or Maintain Effectiveness of Registration Statement. If the Company shall fail to effect the registration under the Securities Act of the Conversion Shares and the shares of Restricted Stock within 120 days after the Final Closing Date or the Registration Statement filed by the Company to effect the registration of the Conversion Shares and the shares of Restricted Stock pursuant to Section 12.1 is not effective for at least three months each year following effectiveness, the Conversion Price shall be reduced by $0.575 for each month or part thereof that the Company fails to effect such registration or maintains such registration in effect for less than three months; provided that the maximum reduction in the Conversion Price pursuant to this Section 13.4(a)(viii) shall be $2.875.

           (ix) Adjustment of Conversion Price Between First Closing Date and Final Closing Date. The Company and the Placement Agent may mutually agree to reduce the initial Conversion Price specified in Section 13.1 between the First Closing Date and the Final Closing Date. Upon such agreement, all references in this Agreement to an initial Conversion Price of $11.50 shall be deemed to refer to the new Conversion Price agreed to by the Company and the Placement Agent and such agreed Conversion Price shall apply to all Debentures issued in the First Closing.

           (x) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 13.4(a) shall be made to the nearest $.05 or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13.4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than one percent, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one percent or more.

           (xi) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13.4(a) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional shares of Common Stock or other property issuable or deliverable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such conversion before giving effect to such adjustment; provided,
                                                                  ---------
     however,  that the Company upon request shall deliver to such holder a due
     --------
     bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

     (b) Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in Section 13.4, the Company shall forthwith file, at the office of any transfer agent for the Debentures and at the principal office of the Company a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of the Debentures at its address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 13.6.

     (c) Notice to Holders. In the event the Company shall propose to take any action of the type described in clause (i) (but only if the action of the type described in clause (i) would result in an adjustment in the Conversion Price),
(iii), (iv) or (v) of Section 13.4(a), the Company shall give notice to each holder of the Debentures, in the manner set forth in Section 13.4(b), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Debentures. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.

     (d) Treasury Stock. For the purposes of this Section 13.4, the sale or other disposition of any Common Stock of the Company theretofore held in its treasury shall be deemed to be an issuance thereof.

     (e) Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company or other securities or property upon conversion of any Debentures: provided, however, that the Company shall not be required to pay
                -----------------
any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of the Debentures in respect of which such shares are being issued.

     (f) Reservation of Shares. The Company shall reserve at all times so long as any Debentures remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the Debentures, sufficient shares of Common Stock to provide for the conversion of all outstanding Debentures and set aside and keep available any other property deliverable upon conversion of all outstanding Debentures.

     (g) Approvals. If any shares of Common Stock or other securities to be reserved for the purpose of conversion of the Debentures require registration with or approval of any governmental authority under any Federal or state law before such shares or other securities may be validly issued or delivered upon conversion, then the Company and the Holders will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

     (h) Valid Issuance. All shares of Common Stock or other securities which may be issued upon conversion of the Debentures will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Company shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).

     (i) Provisions in Case of Consolidation, Merger, or Sale of Assets. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver a supplement to this Agreement providing that the holder of each Debenture then outstanding shall have the right thereafter, during the period that such Debenture shall be convertible as specified in Section 13.1, to convert such Debenture into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares (including fractional shares) of

Common Stock of the Company into which such Debenture might have been converted immediately prior to such consolidation, merger, sale or transfer. Such supplement to this Agreement shall provide for adjustments which, for events subsequent to the effective date of the event which triggers the requirement of such supplement to this Agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13. The above provisions of this Section 13.4(i) shall similarly apply to successive consolidations, mergers, sales or transfers.

14.  DEFINITIONS.

     "Affiliates" of any Person shall mean any Person directly or indirectly
      ----------
controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Applicable Law" shall have the meaning given such term in Section 7.5.
      --------------

     "Bank" shall have the meaning given such term in Section 9.4
      ----

     "Business Day"  shall mean any day that the Nasdaq Stock Market is open for
      ------------
trading.

     "Change of Control" shall have the meaning given such term in Section 7.8.
      -----------------

     "Change of Control Offer" shall have the meaning given such term in Section
      -----------------------
7.8.

     "Change of Control Offer Period" shall have the meaning given such term in
      ------------------------------
Section 7.8.

     "Change of Control Purchase Date" shall have the meaning given such term in
      -------------------------------
Section 7.8.

     "Change of Control Purchase Price" shall have the meaning given such term
      --------------------------------
in Section 7.8.

     "Closing" shall have the meaning given such term in Section 3.
      -------

     "Closing Date" shall have the meaning given such term in Section 3.
      ------------

     "Common Stock" shall mean the Company's presently authorized Common Stock,
      ------------
$0.0001 par value per share.

     "Company" means EarthCare Company, a Delaware corporation.
      -------

     "Conversion Price" shall have the meaning given such term in Section 13.1.
      ----------------

     "Conversion Shares"  shall mean shares of Common Stock issuable or issued
      -----------------
on conversion of the Debentures.

     "Current Market Price" shall mean, as of any date, 5% of the sum of the
      --------------------
average, for each of the 20 consecutive Trading Days prior to such date, of the Market Price on such Trading Day.

     "Debentures" shall have the meaning given such term in Section 1.
      ----------

     "Debt"  shall have the meaning given such term in Section 9.5.
      ----

     "Designated Holder of Senior Obligations" shall have the meaning given such
      ---------------------------------------
term in Section 9.6.

     "Eligible Holder" shall have the meaning given such term in Section 12.6.
      ---------------

     "Environmental Law" shall mean all federal, state, local and foreign laws
      -----------------
and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     "Event of Default" shall have the meaning given such term in Section 11.
      ----------------

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
      ------------

     "First Closing Date" shall have the meaning given such term in Section 3.
      ------------------

     "Form 10-K" shall mean the Company's Annual Report Pursuant to Section 13
      ---------
or Section 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 1998.

     "Form 10-Q" shall mean the Company's Quarterly Report Pursuant to Section
      ---------
13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal quarter ended June 30, 1999.

     "Guaranty" shall mean, with respect to any Person, any obligation (except
      --------
the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Holder" or "Holders" shall mean, with respect to any Debenture, the Person
      ------      -------
in whose name such Debenture is registered in the register maintained by the Company pursuant to Section 8.

     "Indebtedness" shall mean, with respect to any Person means, at any time,
      ------------
without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with generally accepted accounting principles leases with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

          (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

     "Interest Payment Date" shall mean the date an installment of interest
      ---------------------
becomes due and payable on the Debentures in accordance with Section 1.

     "Lien" shall mean, with respect to any Person, any mortgage, lien, pledge,
      ----
charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Market Price" for any day shall mean (i) if the Common Stock is listed or
      ------------
admitted for trading on any national securities exchange registered under
Section 6 of the Exchange Act the last sale price, or the closing bid price if no sale occurred, of such class of stock on the principal national securities exchange on which such class of stock is listed, or (ii) if not listed or traded as described in clause (i), the last reported sale price of Common Stock on the Nasdaq National Market tier of the Nasdaq Stock Market, if so quoted, (iii) if not quoted as described in clause (ii), the average of the bid and asked price on the Nasdaq Smallcap Market tier of the Nasdaq Stock Market or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (iv) if not quoted as described in clause (iii), the mean between the high bid and low asked quotations for Common Stock as reported by the OTC Bulletin Board Service or National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least five of the ten preceding days. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (i) of the preceding sentence if actual transactions are reported and in the manner set forth in clause (iii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not. If none of the conditions set forth above is met, the closing price of Common Stock on any day or the average of such closing prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. If the Market Price cannot be determined under any of the foregoing methods, Market Price shall mean the fair value per share of Common Stock on such date determined by the Board of Directors of the Company in good faith, irrespective of any accounting treatment; provided, however, if Holders of 51%
                                         ------------------
or more in aggregate principal amount of the Debentures disagree with the Board's determination of the fair value per share of the Common Stock, such fair value shall be determined by an investment banking firm, which as part of its business engages in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, distributions, and private placements, jointly selected by the Company and the Holders. If the Company and the Holders shall not be able to agree on an investment banking firm to provide such valuation, then each of the Company and the Holders shall select an investment banking firm to provide a determination of such fair value and the average of such determinations shall be the fair value per share of the Common Stock. The Company shall pay the fees and expenses of any such investment banking firms retained to provide such valuations.

     "Material Adverse Change" shall mean any single circumstance or event (or
      -----------------------
series of circumstances or events) having a material adverse effect on the assets, properties, financial condition, business operations or prospects of the Company or on the Company and the Subsidiaries, on a consolidated basis.

     "Materials of Environmental Concern" shall mean chemicals, pollutants,
      ----------------------------------
contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products.

     "Memorandum" shall mean the Private Placement Memorandum dated October __,
      ----------
1999, relating to the offering and sale of the Debentures, together with all amendments and supplements thereto.

     "Nasdaq Stock Market" shall mean The Nasdaq Stock Market, Inc.
      -------------------

     "Person" shall mean and include an individual, a partnership, a
      ------
corporation, a trust, a joint venture, an unincorporated organization, a government or any department or agency thereof, and any other entity.

     "Placement Agent" shall mean Sanders Morris Mundy Inc., a Texas
      ----------------
corporation.

     "Redemption Date" shall mean the date fixed for redemption of the
      ---------------
Debentures pursuant to Section 5.1.

     "Restricted Debenture" shall mean any Debenture bearing the restrictive
      --------------------
legend set forth in Section 12.3.

     "Restricted Stock" shall mean shares of Common Stock issued pursuant to
      ----------------
this Agreement upon conversion of the Debentures and evidenced by a certificate bearing the restrictive legend set forth in Section 12.3.

     "SEC" shall mean the Securities and Exchange Commission, or any other
      ---
federal agency at the time administering the Securities Act.

     "Securities" shall mean the Debentures and the Common Stock as the same may
      ----------
be respectively amended and supplemented from time to time.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any
      --------------
similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

     "Senior Blockage Notice" shall have the meaning given such term in Section
      ----------------------
9.1.

     "Senior Credit Agreement" shall have the meaning given such term in Section
      -----------------------
9.4.

     "Senior Obligations" shall have the meaning given such term in Section 9.4.
      ------------------

     "Senior Obligations Default" shall mean a default in payment of the
      --------------------------
principal of or sinking fund installments, if any, due with respect to, fees in respect of or interest on, any Senior Obligations, or any default, or any event which, with notice or lapse of time or both, would constitute a default, in any other agreement, term or condition contained in any agreement under which any Senior Obligations is issued.

     "Subsidiaries" shall mean any Person of which at the time of determination
      ------------
the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock of such Person.

     "Trading Day" shall mean a day on which an amount greater than zero can be
      -----------
calculated with respect to the Common Stock under any one or more of the clauses
(i), (ii), or (iii) under the definition of "Market Price" below.

     "Year 2000 Compliant" shall mean means that the computer systems (1) are
      -------------------
capable of recognizing, processing, managing, representing, interpreting, and manipulating correctly date related data for dates earlier and later than January 1, 2000, including, but not limited to, calculating, comparing, sorting, storing, tagging and sequencing, without resulting in or causing logical or mathematical errors or inconsistencies in any user-interface functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing, or any other input or output, (2) have the ability to provide date recognition for any data element without limitation (including, but not limited to, date-related data represented without a century designation, date-related data whose year is represented by only two digits and date fields assigned special values), (3) have the ability to automatically function into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000, (4) have the ability to correctly interpret data, dates and time into and beyond the year 2000, (5) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000, (6) have the ability to correctly process after January 1, 2000 data containing dates before that date, (7) have the ability to recognize all "leap years," including February 29, 2000.

     15. WAIVERS; MODIFICATIONS OF AGREEMENT. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or condition herein set forth may be omitted, if the Company (a) shall obtain from the holders of record of Debentures aggregating not less than 66-2/3% of the aggregate principal amount of the Debentures at the time outstanding (and, in the case of any such change, addition, or omission adversely affecting the rights pursuant to Section 12 of any holder of record of Restricted Stock or Debentures, additionally from the Holders of not less than 100% of the number of shares of Restricted Stock or Debentures at the time outstanding) their consent thereto in writing and (b) shall deliver copies of such consent in writing to any such Holders of record who did not execute the same; provided, however, that without the consent in
                              --------  -------
writing of the holder of each Debenture (or, in the case of any change, addition, or omission adversely affecting the rights pursuant to Section 12 of any holder of record of Restricted Stock

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

or Debentures, as aforesaid, of each share of Restricted Stock or Debentures) affected thereby, no such consent shall be effective to reduce the principal of or rate of interest payable on, or to postpone any date fixed for the payment of principal of or any installment of interest on, any Debenture, to increase the percentage specified in Section 11 of the principal amount of the Debentures the Holders of which may, in accordance with the provisions of such Section 11, accelerate the maturity of the Debentures upon an Event of Default or to reduce the percentage of the principal amount of the Debentures (or Restricted Stock) the consent of the Holders of which shall be required under this Section 15.

     16. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations, and warranties made herein and in the Debentures and in any certificate delivered pursuant hereto shall survive any investigation made by you and the execution and delivery to you of the Debentures to be purchased by you and your payment therefor.

     17. BROKERS; ISSUANCE TAXES. The Company will hold you free and harmless from any (a) claim, demand, liability for, or expense in connection with, any brokers' or finders' fees or commissions claimed by any Person asserted to be acting on behalf of the Company in connection with this Agreement or the transactions contemplated herein and (b) taxes, if any, payable upon, or on account of, issuance of the Debentures or the Common Stock.

     18. GOVERNING LAW. This Agreement and the Debentures are being delivered in Texas and shall be governed by and construed according to the laws of the State of Texas without consideration of its conflict of law provisions.

     19. NOTICES. Any notice, consent, request, or other communication required or permitted hereunder shall be in writing and shall be deemed given when either (a) personally delivered to the intended recipient or (b) sent, by certified or registered mail, return-receipt requested, addressed to the intended recipient as follows:

if to the Company, to:
                         EarthCare Company
                         14901 Quorum Drive, Suite 200
                         Dallas, Texas 75240

; if to any of you, to the address given for such of you on Schedule 1 hereto; if to any other holder of a Debenture to the address of such holder given to the Company in accordance with Section 8; and if to any other holder of Restricted Stock, to the address of such holder as set forth in the stock transfer records of the Company. Any Person (other than the Company) may change the address to which notice is to be sent pursuant to the preceding sentence by giving notice of such new address to the Company in accordance with this Section 19. The Company may change the address to which notice is to be sent hereunder by giving notice of such change, in accordance with this Section 19, to each Person against whom such change shall be effective. Any notice mailed as aforesaid shall, unless otherwise provided herein, be deemed given on the fifth day after deposited in the Unites States mail in accordance with the first sentence of this Section 19.

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     20.  PARTIES IN INTEREST.  All of the terms and provisions of this
Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     21. BUSINESS DAYS. Should any installment of the principal of or interest on any Debenture become due and payable upon a day other than a day on which national banks located in Texas, are open for the conduct of banking business, the maturity thereof shall be extended to the next succeeding day upon which such banks are open for the conduct of banking business and, in the case of an installment of principal, interest shall be payable thereon at the rate per annum specified in such Debenture during such extension.

     22. HEADINGS. The headings of the various sections and subsections hereof have been inserted for convenience of reference only and shall not be deemed to in any way modify any of the terms or provisions hereof.

     23. COUNTERPARTS. This Agreement may be signed by each party hereto upon a separate copy, in which event all of said copies shall constitute a single counterpart of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     If the foregoing is in accordance with your understanding, please sign the form of confirmation and acceptance on the enclosed counterpart of this Agreement and return the same to the Company, whereupon this Agreement shall be a binding agreement between you and the Company.

                              Very truly yours,

                              EARTHCARE COMPANY


                              By:________________________________
                                    Harry Habets, President

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written

Sanders Morris Mundy, Inc., as agent
and attorney-in-fact for the persons
named on Schedule I attached hereto.


____________________________
Bruce R. McMaken, Vice President

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